Exhibit 99.2

BridgeBio Pharma, Inc. Prices Upsized Offering of $650 Million Convertible Senior Notes

PALO ALTO, Calif. – January 25, 2021 – BridgeBio Pharma, Inc. (Nasdaq: BBIO) (the “Company,” “we” or “BridgeBio”) announced today the pricing of $650 million aggregate principal amount of 2.25% convertible senior notes due 2029 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced offering of $400 million aggregate principal amount of notes. In connection with the offering, the Company granted the initial purchasers an option to purchase up to an additional $97.5 million aggregate principal amount of notes. The sale of the notes is expected to close on January 28, 2021, subject to customary closing conditions.

The notes will bear interest at a rate of 2.25% per year, payable semi-annually in arrears on February 1 and August 1 of each year, beginning August 1, 2021. The notes will mature on February 1, 2029, unless earlier converted, redeemed or repurchased. Prior to November 1, 2028, the notes will be convertible only upon satisfaction of certain conditions and during certain periods. Thereafter, the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The notes will be convertible at the option of the holders, subject to certain conditions and during certain periods, into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, with the form of consideration determined at the Company’s election.

The conversion rate will initially be 10.3050 shares of the Company’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $97.04 per share of the Company’s common stock). The initial conversion price of the notes represents a premium of approximately 47.5% over the last reported sale price of the Company’s common stock of $65.79 per share on January 25, 2021.

The Company may not redeem the notes prior to February 6, 2026. On or after February 6, 2026 and on or before the 41st scheduled trading day immediately before the maturity date of the notes, the Company may redeem for cash all or any portion of the notes, at its option at any time, and from time to time, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Holders of the notes will have the right to require the Company to repurchase all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain events.

When issued, the notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s unsecured indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated (including the Company’s 2.50% Convertible Senior Notes due 2027); effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

In connection with the pricing of the notes, the Company entered into privately negotiated capped call transactions with certain of the initial purchasers and/or their respective affiliates and certain other financial institutions (the “option counterparties”). These capped call transactions are expected generally to reduce the potential dilution to the Company’s common stock upon any conversion of the notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction of potential dilution and/or offset of cash payments subject to a cap. The cap price of the capped call transactions will initially be $131.58 per share, which represents a premium of 100% over the last reported sale price of the Company’s common stock of $65.79 per share on January 25, 2021, and is subject to certain adjustments under the terms of the capped call transactions.

The Company has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes and/or purchase shares of the Company’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock, the notes or the Company’s 2.50% Convertible Senior Notes due 2027 at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions from time to time prior to maturity of the notes (and are likely to do so following any conversion of the notes, any redemption date or any repurchase of the notes by the Company on any fundamental change repurchase date or otherwise, in each case, if the Company exercises the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the notes, which could affect the ability of holders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares of the Company’s common stock, if any, and value of the consideration that holders will receive upon conversion of the notes.

Further, if any such capped call transactions fail to become effective, whether or not the offering of notes is completed, the option counterparties or their respective affiliates may unwind their hedge positions with respect to the Company’s common stock, which could adversely affect the value of the Company’s common stock and, if the notes have been issued, the value of the notes.

The Company estimates that the net proceeds from the offering of notes will be approximately $635 million (or approximately $731 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and estimated offering expenses payable by the Company. The Company intends to use $53.3 million of the net proceeds from the offering of the notes to pay the cost of the capped call transactions, and approximately $50 million of the net proceeds from the offering to repurchase shares of its common stock concurrently with the closing of the offering from certain purchasers of the notes in privately negotiated transactions entered into through one or more of the initial purchasers or an affiliate thereof concurrently with the pricing of the notes (such transactions, the “share repurchases”). The agreed to purchase price per share of the Company’s common stock in such share repurchases is equal to the last reported sale price of the Company’s common stock of $65.79 per share on the Nasdaq Global Select Market on January 25, 2021. The share repurchases could increase (or reduce the size of any decrease in) the market price of the Company’s common stock. If the initial purchasers exercise their option to purchase additional notes in full, the Company expects to use approximately $8.0 million of the net proceeds from the sale of such additional notes to enter into additional capped call transactions. The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, which may include research and development and clinical development costs to support the advancement of the Company’s drug candidates, including the continued growth of the Company’s commercial and medical affairs capabilities, the conduct of clinical trials and preclinical research and development activities; working capital; capital expenditures; repayment of outstanding indebtedness; general and administrative expenses; and other general corporate purposes. The Company may also use net proceeds to fund potential acquisitions of, or investments in, complementary businesses, products, services and technologies. The Company has not entered into any agreements or commitments with respect to any material acquisitions or investments at this time that would be financed with any of the net proceeds from the offering of notes. From time to time, to maintain or increase the Company’s ownership position in its subsidiaries, the Company may make additional investments in or purchase equity in its subsidiaries. These expectations and intentions are subject to change.

The notes and the shares of common stock issuable upon conversion of the notes, if any, are not being registered under the Securities Act, or the securities laws of any other jurisdiction. The notes and the shares of common stock issuable upon conversion of the notes, if any, may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About BridgeBio

BridgeBio is a team of experienced drug discoverers, developers and innovators working to create life-altering medicines that target well-characterized genetic diseases at their source. BridgeBio was founded in 2015 to identify and advance transformative medicines to treat patients who suffer from Mendelian diseases, which are diseases that arise from defects in a single gene, and cancers with clear genetic drivers. BridgeBio’s pipeline of over 20 development programs includes product candidates ranging from early discovery to late-stage development.

Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, including statements relating to whether we will issue the notes, the anticipated use of the net proceeds of the offering, the expectations regarding the effect of the share repurchases and the capped call transactions and regarding actions of the option counterparties and their respective affiliates, and whether the capped call transactions will become effective, reflect our current views about our plans, intentions, expectations and strategies, which are based on the information currently available to us and on assumptions we have made.

Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, those risks set forth in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and our other filings with the U.S. Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of our management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Grace Rauh BridgeBio Pharma, Inc.

Grace.rauh@bridgebio.com

(917) 232-5478

Source: BridgeBio Pharma, Inc.